UNITED SECURITIES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): June 15, 2006

AMERICAN INTERNATIONAL VENTURES, INC.

(Name of Small Business Issuer in its charter)

Delaware                000-30368              22-3489463

(State of           Commission File No.        (I.R.S. Employer

Incorporation)                                               I.D. Number)

4058 Histead Way, Evergreen, Colorado 80439

 (Address of principal executive offices)         (Zip Code)

Registrant's telephone number (303) 670-7378

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Item 8.01. Other Events.

On June 15, 2006, the Company settled its lawsuit with its former officers and directors, Robert Carrington and Samuel Nunnemaker which was pending in the Nevada Second District Court in Washoe County, Nevada. The settlement was reached through a mediation process encouraged by the judge presiding over the Nevada action. Under the terms of the settlement reached by the parties:

o

The Company will retain its interest in the Brunner property located Nye County, Nevada,

o

Messers. Carrington and Nunnmaker will retain their interest in the Mt. Hamilton property located near Ely, Nevada,

o

Messers Carrington and Nunnemaker each will retain 100,000 shares of the Company’s common stock, and each will immediately  return to the Company  400,000 shares of the Company’s common stock previously issued to them,

o

All claims and allegations by each party against the other have been dropped and dismissed with prejudice,

o

The Company’s $25,000 bond will be released and returned to the Company, and

o

Each party will be responsible for their own costs related to the litigation.

The Company’s Board of Directors approved the terms of the settlement on June 16, 2006.

Please refer to the Company’s prior filings with the Securities and Exchange Commission (Commission), in particular the Company’s Form 8-K filed on December 16, 2003 and the Company’s Form 10-KSB for the period ended May 31, 2005 filed on September 13, 2005, for background information concerning the events surrounding the litigation, as well as the claims asserted by the parties in the litigation.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American International Ventures, Inc.

/s/ Myron Goldstein                                   June 21, 2006

Myron Goldstein

Chairman

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